Exhibit 8.1
SUBSIDIARIES OF LOGISTIC PROPERTIES OF THE AMERICAS
The following table sets forth subsidiaries of the Company as of the date of this Report:

Legal Name	Jurisdiction of Incorporation
Latam Logistic Properties S.A.	Panamá
two	Cayman Islands
Latam Logistic Property Holdings, LLC	United States
LPA Corporate Services Inc.	United States
Latam Logistic COL HoldCo I, S de R.L.	Panamá
Latam Logistic CR HoldCo I, S de R.L.	Panamá
Latam Logistic Pan HoldCo S de R.L.	Panamá
Latam Logistic Pan Holdco El Coyol II S de R.L.	Panamá
Latam Logistic Pan Holdco Cedis Rurales S de R.L.	Panamá
Latam Logistic Pan HoldCo San Joaquin I S de R.L.	Panamá
Latam Logistic Pan Holdco Verbena I S de R.L. (1)	Panamá
Latam Logistic Pan Holdco Verbena II S, S.R.L. (2)	Panamá
Logistic Property Asset Management, S de R.L. (3)	Panamá
Latam Logistic Pan Holdco Verbena Fase 2, S de R.L. (4)	Panamá
LPA Asset Management CR, S.A.	Panamá
LPA Pan Holdco 2 Verbena Fase II, INC.	Panamá
LPA Verbena Fase II Pan Holdco 1, S.A.	Panamá
Latam Logistic Pan Holdco Medellin I, S.R.L.	Panamá
LatAm Logistic Pan HoldCo Bodegas los Llanos, S.R.L.	Panamá
LPA PER OpCo, S.R.L.	Perú
LPA PER PropCo Lurin I, S.R.L.	Perú
LPA PER PropCo Lurin II, S.R.L.	Perú
LPA PER PropCo Lurin III S.R.L.	Perú
Parque Logístico Callao, S.R.L.	Perú
LPA COL OpCo, S.A. (5)	Colombia
LPA COL PropCo Cota I, S.A.S.	Colombia
LPA CR OpCo, S.R.L.	Costa Rica
LPA CR PropCo Alajuela I, S.R.L.	Costa Rica
LPA El Coyol Dos S de R.L.	Costa Rica
LPA Propco Bodegas San Joaquín S de R.L.	Costa Rica
LPA Propco Cedis Rurales Costa Rica S de R.L.	Costa Rica
3101784433, S.R.L.	Costa Rica
LPA PropCo Bodegas los Llanos S de R.L.	Costa Rica
LPA CR Zona Franca, S. de R.L.	Costa Rica
LPA Mex OpCo S.R.L. de C.V.	Mexico
LPA MX Holdco I S.R.L. de C.V.	Mexico
Latam Logistics Mx Holdco II S.R.L. de C.V.	Mexico
Fideicomiso F/6193	Mexico
Fideicomiso F/6384	Mexico
Latam Logistics SLV OpCo S.A. de C.V.	El Salvador

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Exhibit 8.1

(1) Formerly known as Latam Logistic Propco Pedregal Panamá S de R.L.
(2) Formerly known as Latam Logistic Pan Holdco Pedregal Panamá S de R.L.
(3) Formerly known as Latam Logistic Pan Holdco Santiago I, S de R.L.
(4) Formerly known as Latam Logistic Pan Holdco Santo Domingo, S de R.L.
(5) Formerly known as Latam Logistic COL OpCo, S.A.S.
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